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                                                                   EXHIBIT 10.15

                                    AMENDMENT

         AGREEMENT made as of January 1, 2002 by and between Hearst Holdings, Inc., King Features Syndicate Division, a Delaware corporation with offices at 888 Seventh Avenue, New York, New York 10019 ("HHI") and AFC Enterprises, Inc., a Minnesota corporation with offices at Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328 ("AFCE") (hereinafter referred to as the "January 1, 2002 Amendment").

         WHEREAS, The Hearst Corporation, King Features Syndicate Division ("Hearst") and A. Copeland Enterprises, Inc. entered into an agreement dated March 11, 1976 relating inter alia to the use of the POPEYE cartoon in connection with POPEYES restaurants inside of the United States (the "Domestic Agreement"); and

         WHEREAS, Hearst, A. Copeland Enterprises, Inc. and Popeyes Famous Fried Chicken, Inc. ("PPFC") entered into an agreement dated January 1, 1981 (the "Assignment and Amendment") which inter alia amended the Domestic Agreement and assigned the rights and obligations of A. Copeland Enterprises, Inc. under the Domestic Agreement to PPFC; and

         WHEREAS, Hearst and PPFC entered into an agreement dated January 1, 1981 relating inter alia to the use of the POPEYE cartoon in connection with POPEYES restaurants outside of the United States (the "International Agreement"); and

         WHEREAS, Hearst and PPFC entered into a letter agreement dated September 17, 1981 (the "Letter Agreement of September 17, 1981") which amended the Domestic Agreement and the International Agreement; and

         WHEREAS, King Features Syndicate, Inc., Hearst, POPEYES, Inc., and A. Copeland Enterprises, Inc. entered into an agreement dated December 19, 1985 (the "License Agreement") which refers to and is controlled by the Domestic Agreement; and

         WHEREAS, Hearst and POPEYES, Inc. entered into a letter agreement dated July 20, 1987 (the "Letter Agreement of July 20, 1987") which amended the Domestic Agreement; and

         WHEREAS, Biscuits Investments, Inc., Canadian Imperial Bank of Commerce, and Hearst entered into an agreement which was signed by the last party on September 22, 1989 (the "Consent Relative to Security Agreement") which amended the Domestic Agreement and the International Agreement and which was based on agreements, confirmations and representations of POPEYES, Inc., in a letter dated March 17, 1989; and

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         WHEREAS, Hearst and America's Favorite Chicken Company ("AFC") entered into an agreement dated July 12, 1995 (the "Japanese Agreement") which amended the International Agreement; and

         WHEREAS, Hearst and AFC entered into an agreement dated December 31, 1995 (the "December 31, 1995 Amendment") which amended, among other provisions, the royalty provisions of the Domestic Agreement and the International Agreement; and

         WHEREAS, AFCE by a succession of inter mesne assignments, name changes and mergers has succeeded to and accepted the rights and obligations of PFFC, POPEYES, Inc. and AFC under the Domestic Agreement as amended and the International Agreement as amended; and

         WHEREAS, Hearst has assigned to HHI its rights and obligations under the Domestic Agreement as amended and the International Agreement as amended and HHI accepted such rights and obligations of Hearst; and

         WHEREAS, AFCE wishes to adjust the royalties provisions of the Domestic Agreement and the International Agreement; and

         WHEREAS, as compensation for the adjustment of royalty provisions, AFCE is willing to have removed from the grant of rights licensed to it under the Domestic Agreement as amended, and the License Agreement, all rights relating to the companion characters of the POPEYE cartoon strip and to limit the exclusivity of its licensed use of the POPEYE character; and

         WHEREAS, HHI and AFCE wish to further amend the term provisions, among other provisions, of the Domestic Agreement and the International Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and of the respective promises, covenants, representations and warranties contained herein, HHI and AFCE hereby agree as follows:

         1. Paragraphs 3, 4, 5, 6, 7, 8, and 11 of the December 31, 1995 Amendment are cancelled and shall not be in force or effect as of January 1, 2002.

         2. Effective as of January 1, 2002, all rights relating to the companion characters of the POPEYE cartoon strip (e.g., OLIVE OYL, SWEE' PEA and WIMPY), their names, pictures, portraits, photographs, likenesses, images, symbols, caricatures, cartoons and signatures, licensed to AFCE's predecessors in interest under the Domestic Agreement as amended, and the License Agreement, shall be deemed to have terminated for all intents and purposes as set forth in the Domestic Agreement as amended, and the License Agreement.

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Such termination of rights shall be binding upon any franchisees or sublicensees of AFCE or its predecessors in interest, provided, however, that AFCE's franchisees and sublicensees will have six (6) months from the last signature date hereof to remove from their premises all materials displaying such companion characters. Accordingly and also effective as of January 1, 2002, HHI shall be free to itself use or license any third party the right to use in the United States the said POPEYE companion characters and all of their aforesaid elements on or in connection with any goods or services.

         3. Paragraph 1 of the Domestic Agreement, as rewritten in the Letter Agreement of July 20, 1987, is hereby deleted and replaced with the following:

                  1. (a)   King Features Syndicate Division of Hearst Holdings,
                  Inc. ("HHI") hereby grants AFC Enterprises, Inc. ("AFCE") the sole and exclusive rights in the United States only, for the term of this agreement and any renewal or extension thereof, to reproduce and use, subject to the terms and conditions of the agreement, the names, pictures, portraits, photographs, likenesses, images, symbols, caricatures, cartoons and signatures of only the POPEYE character (and not any of the companion characters such as OLIVE OYL, SWEE' PEA and WIMPY) from and as it appears in the POPEYE cartoon strip (the "POPEYE Character") for the purposes of AFCE's business and trade only and the advertising thereof as hereinafter defined and set forth. During the term of this agreement and any renewal or extension thereof, and subject to the provisions of Subparagraph 1(c) below, HHI shall not itself exercise or license another to exercise any right granted in this Subparagraph 1(a), regardless of whether AFCE has yet exercised any right so granted.

                  (b) In addition to the rights set forth in Subparagraph 1(a) above and notwithstanding anything to the contrary in the agreement, HHI hereby grants AFCE the non-exclusive right in the United States only, for the term of this agreement and any renewal or extension thereof, to reproduce and use, subject to the terms and conditions of this agreement, the POPEYE Character on and in connection with Cajun entree products to be sold outside of the restaurants of the POPEYES system as defined herein (e.g., through retail outlets such as Costco and by way of web sites such as Popeyes.com). The Cajun entree products shall consist of specialty Cajun seafood entrees comprised of: ready-to-bake and ready-to-fry blackened grilled fish, stuffed shrimp and stuffed whitefish; gourmet Cajun pizza comprised of rustic New Orleans style ready-to-bake pizza with the following Louisiana specialty toppings: crawfish, andoullie sausage, Italian sausage, tasso ham, shrimp, Portobello mushrooms and Creole tomatoes; Cajun heat and serve BBQ and

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                  smoked ribs, roasted pork tenderloin, stuffed pork tenderloin, turkey medallions, turkey filets, andoullie sausage and crawfish; heat and serve pasta bowl and rice bowls with seafood and poultry in Cajun sauces; heat and serve Cajun hams and turkeys; heat and serve oyster-cornbread dressing, corn casserole, sweet potato biscuits, and bananas foster bread pudding sold as sets; and such other Cajun entree products that the parties may from time to time agree to add to this Agreement (collectively, the "Products"). Furthermore, AFCE shall have the right to sublicense to third parties the right to reproduce and use the POPEYE Character on the Products, provided that such sublicensees are also bound by the same obligations imposed on AFCE hereunder (except that AFCE shall be solely responsible for remitting to HHI all royalty payments due to HHI from sales by such sublicensees) and that nothing in this subparagraph shall relieve AFCE of its obligations hereunder.

                  (c) Notwithstanding anything to the contrary herein, including but not limited to the provisions of Subparagraph 1(a), HHI shall be free to itself use, or license any third party the right to use, the POPEYE Character in the United States on or in connection with any goods or services, provided that, HHI agrees that during the term of this agreement it shall not license the use of the POPEYE Character in the United States to any restaurant chain that derives more than fifty (50%) percent of its gross sales from prepared chicken (and not egg) products (e.g., chicken fingers, fried chicken, roasted chicken and chicken sandwiches).

         4.       (a)      In consideration for the rights granted to AFCE under
the International Agreement and in Subparagraph 1(a) of the Domestic Agreement, AFCE agrees to pay to HHI for each year of the term the sum of Nine Hundred Thousand Dollars ($900,000) in United States currency (the "Annual Fee"), regardless of whether such rights are exercised in whole or in part. HHI acknowledges that, even though AFCE has the right under and subject to said Agreements to reproduce and use the POPEYE Character image, it may nonetheless decide not to use the POPEYE Character image on all or any of its products or in connection with all or any of its services. Subject to the stipulations and conditions set forth in Paragraph 9 hereof, AFCE agrees that the aforementioned payments shall be due even if it stops all use of the POPEYE Character image. Each Annual Fee shall be payable in equal semi-annual installments of Four Hundred and Fifty Thousand Dollars ($450,000) within thirty (30) days from January 1 and July 1 of each year, respectively, commencing on January 1, 2002. Notwithstanding the foregoing, the first such installment shall be paid upon execution of this January 1, 2002 Amendment by AFCE and HHI and the Annual Fee for the last six (6) month period of the term shall be pro-rated (i.e., one (1) installment of $450,000 due within thirty (30) days from January 1, 2010).

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                  (b)      The Annual Fee shall be adjusted by the percentage
increase or decrease in the nationwide Average Consumer Price Index for All Urban Consumers ("CPI-U") between the CPI-U for calendar year 2002 and the CPI-U for the year in which the Annual Fee is due, commencing with the Annual Fee due for 2003. Any such adjustment in the Annual Fee shall be made in the July 1 installment. With regards to the last pro-rated Annual Fee, the adjustment, if any, shall be made within thirty (30) days of July 1, 2010.

                  (c) In consideration for the rights granted to AFCE under Subparagraph 1(b) of the Domestic Agreement, AFCE agrees to pay HHI twenty (20%) percent of AFCE's Gross Revenues from the sales of the Products, regardless of whether such rights are exercised in whole or in part. HHI acknowledges that, even though AFCE has the right under and subject to said Subparagraph 1(b) to reproduce and use the POPEYE Character image, it may nonetheless decide not to use the POPEYE Character image on or in connection with all or any of the Products. Subject to the stipulations and conditions set forth in Paragraph 9 hereof, AFCE agrees that the aforementioned payments shall be due even if there is no use of the POPEYE Character image on or in connection with all or any of the Products. As used herein, "Gross Revenues" shall mean all advances, fees, royalties, revenues, or other consideration received by AFCE from its and its sublicensees' sales of the Products without any setoffs or deductions whatsoever.

                  (d) AFCE agrees to remit to HHI within sixty (60) days following the completion of each consecutive six (6) month period of the term commencing January 1, 2002, HHI's share of Gross Revenues received by AFCE during the preceding six (6) month period. All such payments shall be made in U.S. currency and shall be accompanied by a statement certified to be accurate by an officer of AFCE, setting forth the information necessary or as reasonably requested by HHI to determine the sums due to HHI under Subparagraph 4(c). The statements will show the number and description of Products sold by AFCE and its sublicensees and shall be furnished to HHI whether or not any Products have been sold during the six (6) month period to which any such statement refers.

                  (e) AFCE agrees to keep accurate and complete books and records with respect to the sales of the Products by AFCE and its sublicensees and to open up all such books and records with respect to such sales and the Gross Revenues therefrom for the inspection of HHI, its agents or designees, any time and from time to time during regular business hours, whenever such inspection is requested by HHI. HHI shall have the right to make copies of such books and records which copies shall be maintained by HHI in strict confidence.

                  (f) AFCE agrees to require its sublicensees to keep accurate and complete books and records with respect to their sales of the Products and

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to require its sublicensees to open up all such books and records with respect to such sales and the gross revenues therefrom for the inspection of HHI, its agents or designees, any time and from time to time during regular business hours, whenever such inspection is requested by HHI.

         5. Any payments which are required to be made under Paragraph 4 hereof and which are not made by AFCE on or before the last day permitted for such payment to be made, shall bear interest per annum from such last day at the lower of the following rates: (i) the prevailing prime rate of interest charged by JP Morgan Chase Bank (or its parent company or any successor financial institution) in New York on said last day or (ii) the highest rate of interest which may be charged under the laws of New York. This provision for payment of interest on late payments shall not act as a waiver of the right to terminate the Domestic Agreement and the International Agreement under Paragraph 6 hereof.

         6. It is agreed that if AFCE fails to make any payments pursuant to Paragraph 4 hereof, or if it or any of its franchisees or sublicensees otherwise violate any of the material terms of the Domestic Agreement as amended or the International Agreement as amended, HHI shall have the right to treat each such failure or violation as a material breach, entitling HHI to all rights and remedies allowed by law for such breach, including without limitation, the right to terminate the Domestic Agreement and/or the International Agreement at any time after such breach, and to retain whatever monies have theretofore been paid hereunder by AFCE to HHI, provided HHI must give ninety (90) days written notice of such breach, which notice will be null and void if the alleged breach is cured within sixty (60) days of AFCE's receipt of such written notice.

         7. The term of the Domestic Agreement and the International Agreement shall extend through June 30, 2010. HHI and AFCE agree to commence good faith negotiations regarding a further extension of the term of the Domestic and International Agreements on or before December 1, 2009. In the event that HHI and AFCE do not agree to extend the terms of the Domestic Agreement or the International Agreement by June 30, 2010, then the non-extended agreement will be deemed terminated for all intents and purposes as set forth in the Domestic Agreement as amended, and the International Agreement as amended. The non-extension of one agreement shall not affect the continuing validity of the other agreement, assuming it is properly extended per its terms or other agreement between the parties. Further, the obligation of AFCE to pay any royalties pursuant to Paragraph 4 hereof shall cease at such time that the copyrights for the POPEYE cartoon as it appeared in newspapers during March 1976 expire, provided that in no event shall such obligation of AFCE cease prior to June 30, 2010.

         8. Notwithstanding anything contained in the International Agreement as amended or the Domestic Agreement as amended, AFCE shall, at its option, provide HHI with written notice of any third party's use or registration, in

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connection with restaurant services, chicken or poultry products:(i) in any country covered by the International Agreement as amended, of any of the POPEYE cartoon characters or the names thereof (excluding, however, the name POPEYES and the name WIMPY and except as otherwise permitted in the International Agreement as amended) and (ii) in any country covered by the Domestic Agreement as amended, the POPEYE cartoon character or name thereof (excluding, however, the name POPEYES and except as otherwise permitted in the Domestic Agreement as amended). In the event HHI fails, within thirty (30) days of such notice from AFCE, to notify AFCE in writing that it agrees to timely take all actions reasonably necessary to prevent the continued use, registration or attempted registration of such names or characters in connection with restaurant services and/or the products described above, AFCE is hereby authorized by HHI to take all such actions in AFCE's name or in the name of HHI and/or King Features Syndicate, Inc. (as the exclusive Licensee of the owner of the copyright in the POPEYE cartoon characters).

         9. The parties acknowledge that they disagree about the nature of their relationship as evidenced in correspondence exchanged between the parties during the year 2001. Neither party intends by entering into this January 1, 2002 Amendment to agree, either expressly or implicitly, with the other party's position and both parties acknowledge the right of the other to have and hold the positions previously asserted. To facilitate the compromises each party has made in reaching agreement on this January 1, 2002 Amendment, the parties agree to suspend their differences as they may apply in any country covered by the Domestic Agreement as amended, during its term and in any country covered by the International Agreement as amended, during its term for the purpose of concluding this January 1, 2002 Amendment. Both parties agree that no provision of this January 1, 2002 Amendment may be asserted by either party as an admission against interest of the other party in any future litigation between the parties to determine whether this Amendment, the Domestic Agreement as amended, the International Agreement as amended and/or the License Agreement constitute a copyright and/or trademark license or to determine whether there is a likelihood of confusion between POPEYE and POPEYES. However, the limitations of this Paragraph 9 do not bar admission of this January 1, 2002 Amendment for the purposes of proving that an agreement existed between the parties or to prove any breach of the provisions of this January 1, 2002 Amendment. HHI agrees that AFCE's payments in the absence of any use of the POPEYE Character image shall not be admissible in any proceeding to prove the nature of any agreements between the parties as a copyright and/or trademark license.

         Except as expressly set forth above, all of the terms and conditions of the Domestic Agreement as previously amended, the International Agreement as previously amended, and the License Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this January
1, 2002 Amendment on the date first written above.

HEARST HOLDINGS, INC.                       AFC ENTERPRISES, INC.
KING FEATURES SYNDICATE DIVISION

By: /s/ T. R. Shepard                       By: /s/ Jon L. Luther
   -------------------------------             -------------------------------
Name: T. R. Shepard                         Name: Jon L. Luther
     -----------------------------               -----------------------------

Title: President                            Title: President - Popeyes
      ----------------------------                ----------------------------

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